Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of
Old Prospect Global Resources
(an Exploration Stage Company)
Denver, Colorado

We have audited the accompanying balance sheet of Old Prospect Global Resources (an exploration stage company) (the “Company”) as of December 31, 2010, and the related statements of operations, equity, and cash flows for the period from August 5, 2010 (Inception) to December 31, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Old Prospect Global Resources (an exploration stage company) as of December 31, 2010 and the results of its operations and its cash flows for the period from August 5, 2010 (inception) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

Ehrhardt Keefe Steiner & Hottman PC

March 29, 2011
Denver, Colorado

Old Prospect Global Resources Inc.
Balance Sheet
(An Exploration Stage Company)

December 31, 2010
ASSETS
Current assets
Cash and cash equivalents	$642,902
Related party receivable	27,849
Related party credit facility	77,616
Prepaid expenses and other assets	7,899
Total current assets	756,266

Long term assets
Property and equipment, net	4,542
Total long term assets	4,542

Total assets	$760,808

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$270,711
Accrued liabilities	134,164
Convertible notes	1,048,863
Total current liabilities	1,453,738

SHAREHOLDERS' EQUITY
Preferred stock: $0.001 par value;10,000,000 shares	-
shares authorized; none outstanding
Common stock: $0.001 par value, 100,000,000 shares authorized, 17,788,638 issued and outstanding	17,789
Additional paid-in capital	46,610
Losses accumulated in the exploration stage	(757,329)
Total shareholders' equity	(692,930)
Total liabilities & shareholders' equity	$760,808

The accompanying notes are an integral part of these statements

Old Prospect Global Resources Inc.
Statement of Operations
(An Exploration Stage Company)

Cummulative Period from August 5, 2010 (Inception) Through December 31, 2010

Expenses
General and administrative	$743,054
Total expenses	743,054

Loss from operations before interest and	(743,054)
provision for income tax

Other income (expense)
Interest, net	(14,275)
Total other income (expense)	(14,275)

Income tax expense	-

Net loss	$(757,329)

The accompanying notes are an integral part of these statements

Old Prospect Global Resources Inc.
Statement of Cash Flows
(An Exploration Stage Company)

	Cumulative Period from August 5, 2010 (Inception) Through December 31, 2010
Operating activities
Net loss	$	(757,329)
Adjustments to reconcile net loss for the period to net cash used in operating activities
Stock based compensation		850
Depreciation		239
Consulting expenses paid for in stock		9,000
Changes in assets and liabilities
Accounts payable		270,711
Accrued liabilities		134,164
Prepaid expenses and other assets		(7,899)
Related party receivable		(27,849)
Related party credit facility		(77,616)
Net cash used in operating activities		(455,729)

Investing activities
Purchases of property and equipment		(4,781)
Net cash used in investing activities		(4,781)

Financing activities
Proceeds from convertible notes		1,048,863
Cash proceeds from common stock issued		54,549
Net cash provided by financing activities		1,103,412

Increase in cash and cash equivalents		$642,902
Cash and cash equivalents - beginning of period		-
Cash and cash equivalents - end of period		$642,902

The accompanying notes are an integral part of these statements

Old Prospect Global Resources Inc.
Statement of Shareholders' Equity
(An Exploration Stage Company)

				Losses
				Accumulated
			Additional	in the	Total
	Common Stock		Paid-in	Exploration	Shareholders'
	Shares	Amount	Capital	Stage	Equity
Balance at August 5, 2010 (Inception)	-	$-	$-	$-	$-
Stock issued	16,413,638	16,414	38,135	-	54,549
Stock-based compensation	850,000	850	-	-	850
Stock issued for services	525,000	525	8,475	-	9,000
Net loss	-	-	-	(757,329)	(757,329)
Balance at December 31, 2010	17,788,638	$17,789	$46,610	$(757,329)	$(692,930)

The accompanying notes are an integral part of these statements

Old Prospect Global Resources Inc.
Notes to Financial Statements

1. Organization and Business Operations

Old Prospect Global Resources Inc. (the “Company”) is a Denver-based Delaware corporation formed in August 2010 and engaged in the exploration and development of potash in the Holbrook Basin of eastern Arizona.

On December 10, 2010, the Company and the Karlsson Group (“Karlsson”) formed American West Potash LLC, a Delaware limited liability company (“AWP”) to explore, develop and produce potash in the Holbrook Basin.  However, AWP did not begin operations or own assets until January 21, 2011, when the Company and Karlsson executed the Third Amended and Restated Operating Agreement (“Operating Agreement”). Pursuant to the Operating Agreement, Karlsson transferred to AWP its ownership of mineral rights, surface rights and title consisting of approximately 31,000 gross acres in the Holbrook Basin in exchange for a 50% equity interest in AWP.  Also pursuant to the terms of the Operating Agreement, the Company made an initial cash contribution of $2.2 million in exchange for a 50% interest in AWP.  The Company is the exclusive operator of the project and will provide the technical resources and mining expertise, which provides it with the authority to manage the exploration, development and production of potash on AWP’s acreage. In order to maintain its 50% equity interest, the Company must also invest $1.0 million on or before May 1, 2011 and an additional $7.8 million within 90 days of delivery of a NI 43-101 compliant mineral resource estimate report, a technical report issued by third party natural resource experts (the “Reserve Report”), with respect to the potash reserves on the property. The$2.2 million and $1.0 million investments will be utilized to acquire seismic data, drill core holes and prepare the Reserve Report. The Company also intends to prepare its mineral resource calculation in accordance with the SEC Industry Guide 7 as required by the Securities Exchange Act of 1934.

As the sole operator of AWP, the Company is required to deliver the Reserve Report no later than April 21, 2012. If the Company does not invest into AWP either (i) any of the $1.0 million on or before May 1, 2011 or (ii) upon receipt of the Reserve Report, any of the additional $7.8 million commitment, its ownership interest in AWP will be reduced from 50% to 15% and approximately 21.3%, respectively. The Company may elect to make investments on or prior to the dates listed above in amounts less than those required to maintain the Company’s ownership interest. In such instances, the Company’s ownership percentage will decrease according to the terms of the operating agreement, but not below 15%. If the Company does not meet its funding commitments, AWP will be permitted to sell equity to third parties, which could be on terms that are disadvantageous to us. Also, the Company will lose one of its two designated manager positions of AWP.

On February 11, 2011, Prospect Global Resources Inc. (“Prospect”), under its former name Triangle Castings, Inc., entered into an Agreement and Plan of Merger (also referred to herein as the "Merger Agreement") with Triangle’s wholly-owned subsidiary Prospect Global Acquisition Inc., old Prospect Global and Denis M. Snyder.  Mr. Snyder was a majority stockholder of Triangle at the time.  Pursuant to the terms of the Merger Agreement, Triangle’s wholly-owned subsidiary Prospect Global Acquisition Inc. executed a reverse merger with and into old Prospect Global, with old Prospect Global surviving the merger.  As a result, old Prospect Global became Triangle’s wholly-owned subsidiary and Triangle changed its name to Prospect Global Resources Inc.

Before the merger, Triangle had 6,735,000 shares of common stock issued and outstanding, of which Denis M. Snyder held 5,000,000 shares.  The Company had 19,405,305 shares of common stock issued and outstanding before the merger.  The Company’s shareholders were predominantly the founding shareholders who were comprised of private institutions and individuals. Upon completion of the merger and pursuant to the terms of the Merger Agreement:

•	the 5,000,000 shares of Triangle common stock held by Denis M. Snyder were cancelled for no consideration;

•
the remaining 1,735,000 shares of Triangle common stock issued and outstanding before the merger remain issued and outstanding after the merger; the merger did not cause any change in ownership of these shares;

•
each share of common stock of Prospect Global Acquisition Inc., Triangle’s then-wholly-owned merger entity, was converted into one share of common stock of old Prospect Global as the surviving corporation; and

•	each of the 19,405,305 shares of old Prospect Global common stock was converted into one share of Prospect’s common stock.

The merger triggered the automatic conversion of $1,048,863 of the Company’s convertible notes and $26,797 of accrued interest into 358,559 shares of the Company’s shares of common stock, which, in turn, were converted into shares of Prospect’s common stock upon the completion of the merger.  Upon completion of the merger, Prospect had 21,498,864 shares of common stock issued and outstanding.

The Company is considered an exploration stage enterprise as most of its efforts have been devoted to raising capital and exploring for potash.

2. Basis of Presentation

The financial statements of the Company are prepared by management in accordance with accounting principles generally accepted in the United States of America, which have been consistently applied in the preparation of these financial statements.  The Company’s fiscal year ends on December 31.

3. Summary of Significant Accounting Principals

Use of Estimates

The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. The Company bases its estimates on various assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates under different assumptions or conditions.

Cash and Cash Equivalents

Cash and cash equivalents solely consist of cash balances. The Company had no cash equivalents at December 31, 2010.

Financial Instruments

The Company’s financial instruments, including convertible notes, cash and cash equivalents, receivables and accounts payable are carried at cost, which approximates fair value due to the terms of these instruments.

Income Taxes

The Company accounts for income taxes based on the asset and liability method of accounting for deferred income taxes.  The provision for income taxes is based on pretax financial income. Deferred tax assets and liabilities are recognized for the future expected tax consequences of temporary differences between income tax and financial reporting and principally relate to differences in the tax basis of assets and liabilities and their reported amounts, using enacted tax rates in effect for the year in which differences are expected to reverse.  As of December 31, 2010, the Company did not have an income tax liability.  The Company believes it does not meet the more likely than not criteria for realizing its deferred tax asset.  Therefore, the Company has recorded a full valuation allowance against it.

Stock Based Compensation

The Company accounts for stock-based compensation in accordance with accounting standard ASC 718-10.  This requires companies to recognize compensation expense for share-based payments based on the estimated fair value of the awards. The standards also require tax benefits relating to the deductibility of increases in the value of equity instruments issued under share-based compensation arrangements that are not included in costs applicable to sales ("excess tax benefits") to be presented as financing cash inflows in the statement of cash flows.

Warrants

The Company accounts for warrants in accordance with ASC 815-40-15 as an equity instrument.

Property and Equipment

Property and equipment are recorded at cost.  Depreciation is calculated on the straight-line method over the estimated useful life of the assets.  The company’s policy is to capitalize items with a cost greater than $250 during its exploration stage and an estimated useful life greater than one year.  The Company’s policy is to review all property and equipment for impairment at least annually.

Consolidation

Subsequent to December 31, 2010, the Company acquired its 50% interest in AWP.  Pursuant to the Operating Agreement, the Company is the operating partner for AWP and will provide consolidated financial statements for the Company and AWP for the year ending December 31, 2011.  Both entities will have the same year end.  The Company will adopt ASC 810-10-55 “Non-Controlling Interests in Financial Statements” when presenting consolidated financial statements.  The Company will disclose in the financial statements, the amount of non-controlling interest and will eliminate all intercompany gains and losses.

4. Convertible Notes

On August 16, 2010, the Company issued $185,775 of convertible notes with a maturity date of August 16, 2011 to one of its founding shareholders. In connection with the merger, these notes and accrued interest expense converted into 64,962 shares of common stock at a conversion price of $3.00 per share.

On October 20, 2010 and October 22, 2010, the Company issued $100,000 of convertible notes with a maturity date of October 20, 2011 and October 22, 2011 respectively on each date for an aggregate of $200,000. The convertible notes were issued to one of its founding shareholders, Balkan Hellenic Partnership. These convertible notes accrued interest at 10% per annum. In connection with the merger, the principal and accrued interest converted into a total of 68,751 shares of common stock at a conversion price of $3.00 per share.

On November 4, 2010, The Company issued $200,000 of convertible notes to 24W57 LLC. These convertible notes accrued interest at 10% per annum with a maturity date of November 4, 2011. In connection with the merger, the principal and accrued interest converted into a total of 68,366 shares of common stock at a conversion price of $3.00 per share.

On December 24, 2010, The Company issued $231,544 of convertible notes to WB Alta Investments, LLC and $231,544 of convertible notes to Gretchen Ross. These convertible notes accrued interest at 10% per annum with a maturity date of December 24, 2011. In connection with the merger, each investor’s principal and accrued interest converted into 78,240 shares of common stock for a total of 156,480 shares of common stock at a conversion price of $3.00 per share.

5. Related Party Transactions

LDR Solutions
Patrick Avery, President and Chief Executive Officer of the Company, provided consulting services to the founding shareholders of the Company prior to its inception. Mr. Avery’s consulting business is LDR Solutions LLC.  From March 2010 to August 2010, LDR Solutions LLC received $25,000 in compensation which was recorded as general and administrative expense during the third quarter of 2010.  The scope of the consulting included initial analysis of the potash resource potential in the Holbrook Basin, mine planning, forecasting and negotiations with the Karlsson Group.  Upon Mr. Avery’s employment with the Company, the consulting agreement terminated.

Buffalo Management LLC
In June, 2010, old Prospect Global entered into a management services agreement with Buffalo Management LLC, which was amended in November, 2010 and was assigned to Prospect at the merger closing. Buffalo Management LLC provides advisory and management services to The Company which includes but is not limited to identifying, analyzing, and structuring growth initiatives, strategic acquisitions and investments and arranging debt and equity financing. To date, Buffalo has sourced investors, facilitated the Company’s leasehold position in the Holbrook Basin and generated business development opportunities throughout international sales markets.  As compensation for these services, the Company has agreed to pay Buffalo Management LLC (i) a consulting fee of $20,000 per month (accruing since August 2010), (ii) an annual management fee in an amount equal to 2% of its annual gross revenues as shown on the Company’s audited financial statements each year, (iii) an acquisition advisory fee with respect to the consummation of each future acquisition or business combination engaged in by the Company equal to 1% of the transaction value, and (iv) an advisory fee equal to $650,000 with respect to the consummation of a transaction in which the Company merges with or becomes a wholly-owned subsidiary of a publicly traded company. The Company will also reimburse Buffalo Management LLC for office expenses of $5,000 per month. Buffalo Management LLC also received a warrant to purchase up to 5% of the Company’s outstanding shares on a fully-diluted basis promptly following the first day on which the Company's market capitalization for each trading day in a period of 30 consecutive days exceeds $50 million. The exercise price per share of the warrant is the average market price per share for the ten trading days immediately preceding the issuance date. In connection with the management services agreement with Buffalo Management LLC, the Company entered into a registration rights agreement which requires the Company to register for resale the common stock and the shares of common stock to be issued upon exercise of the warrant.  Quincy Prelude LLC, one of our stockholders beneficially owning more than 5% of our common stock, owns 100% of the voting interests and 75% of the economic interests of Buffalo Management and  has sole voting and dispositive power of the shares of our common stock owned by Buffalo Management LLC. Chad Brownstein owns 100% of the voting interest of Quincy Prelude LLC and has sole voting and dispositive power of the shares of our common stock beneficially owned by Quincy Prelude LLC.  Patrick Avery, our Chief Executive Officer, owns a 10% non-voting ownership interest in Buffalo Management and Barry Munitz, our Chairman, owns a 15% non-voting interest in Buffalo Management.   The Company has accrued $125,000 in professional and general and administrative expenses for the period ended December 31,2010 but did not make any payment to Buffalo Management LLC for that period.

Karlsson Group Credit Facility
Prior to executing the AWP operating agreement, the Company provided the Karlsson Group with a $250,000 credit facility to reimburse Karlsson for expenses pertaining to leasehold activity in the Holbrook Basin that Karlsson incurred subsequent to September 1, 2010.  Advances under the credit facility accrue interest at 8% per annum. Advances and accrued interest under the credit facility totaled approximately $78,000 at December 31, 2010 and were deducted from Prospect’s initial $2.2 million cash contribution, which funded subsequent to December 31, 2010.

Receivable from AWP
The Company paid certain expenses in 2010 on behalf of AWP.  Related party receivables are stated at cost and are non-interest bearing.

6. Stock-Based Compensation

The Company has made stock grants to its key members of management.  Mr. Avery, the Company’s President and CEO, received stock-based compensation of 1,500,000 shares of common stock which vests over a two-year period. 500,000 of Mr. Avery’s shares vested on August17, 2010, 250,000 shares vested on December 1, 2010, 500,000 shares will vest on August 17, 2011 and the remaining 250,000 shares will vest on August 17, 2012. Mr. Bloomfield, the Company’s Chief Financial Officer, received stock-based compensation of 500,000 shares of common stock, which vests on a two-year schedule. He received 100,000 shares on September 1, 2010, his first day of employment with The Company. He shall also receive 200,000 shares on each of the first and second year anniversaries of his employment. The stock grants were deemed to have a nominal value and were valued at a par value of $0.001 per share and are expensed as the stock is issued and vested. The Company determined that the stock had a nominal value since the Company had nominal assets and had not begun commercial operations as of the date of the grant.  $850 of compensation expense was recorded to general and administrative expense during the period ended December 31, 2010. Total compensation for non-vested awards was $1,150 as of December 31, 2010.

7. Stockholders’ Equity

On August 5, 2010, the Company issued 14,225,000 shares of common stock to its founders valued $14,225.

On October 20, 2010, the Company issued 150,000 shares of common stock to Ari Swiller for serving as a Director of the Company valued at $1,500.

On November 10, 2010, the Company issued 343,000 shares of common stock to 24W57 for a consideration of $3,430.

On December 10, 2010, the Company granted 375,000 shares of common stock to Jonathan Spanier for his significant participation in the Company’s investment in the Holbrook Basin. The Company estimated the value of the services provided by Mr. Spanier at $7,500.

On December 24, 2010, the Company issued 922,819 shares of common stock to WB Alta Investments, LLC and 922,819 shares to Gretchen Ross for a total consideration of $36,913.

On January 7, 2011, the Company and Buffalo Management LLC reached an agreement whereby Buffalo Management LLC received 1,516,667 shares of the Company’s common stock in lieu of cash for amounts due for management fees, office expenses and advisory fees.

On January 19, 2011, the Company issued 11,250 shares of common stock to Spouting Rock Capital Advisors, LLC for a consideration of $2,138 and 63,750 shares of common stock to Cobrador Capital Advisors for a consideration of $12,113.

On February 4, 2011, the Company issued 25,000 shares of common stock to Lambros Piscopos for a consideration of $4,750.

8.  Share Purchase Warrants

During the period ending December 31, 2010, the Company extended warrants to Buffalo Management LLC to purchase a number of shares, to be determined based on market price on date of purchase, of common stock equal to 5% of the Company’s outstanding common stock on the exercise date.   The warrants will become available for purchase only after the first trading day (Effective Date) on which the Company’s market capitalization exceeds $50,000,000 for 30 consecutive days of which there is an established trading market for the common stock on a recognized exchange.  As of December 31, 2010, the Company is not publicly traded, nor does it have a market capitalization valuation approaching $50,000,000.  The Company will value the shares associated with these warrants when they become available for purchase and the amount is determinable.

9. Subsequent Events

The Company evaluated all subsequent events through March 24, 2011, which is the date the financial statements were available for issuance.

Pursuant to the January 19, 2011Amended Investment Banking Engagement Agreement with Spouting Rock Capital Advisors, LLC, (“SRCA”), which amends, restates and supersedes the previous agreement, the Company engaged SRCA to provide financial advisory services and assist the Company in the sale of debt or equity instruments.  In exchange for these services, the Company paid to SRCA $5,000 and 75,000 shares of common stock, of which 11,250 shares were allocated to SRCA and 63,750 shares were allocated to Cobrador Capital Advisors.  Contingent upon SRCA assisting the Company in a sale of its debt or equity instruments, the Company shall make a cash payment to SRCA equal to 8% of total funds raised and shall issue to SRCA warrants to purchase shares of the Company’s common stock equal to 8% of total funds raised.  The warrants shall be exercisable for two years from the date of issuance on the same terms and conditions applicable to, and with an exercise price per share equal to the effective per share price paid in connection with the financings.  The agreement expires on October 18, 2011 and may be cancelled at any time by the Company after the first 60 days.

Issuance of Convertible Notes

On January 24, 2011, the Company issued a $2,000,000 face value convertible secured note, due January 24, 2012, to Richard Merkin for net proceeds of $2,000,000. The note is secured by all of the Company’s assets and accrues interest at 10% per annum, payable in cash at maturity. However, the principal amount, plus accrued interest, may convert at the option of Richard Merkin at any time during the term to maturity into a fixed number of 10,538,583 shares of common stock, subject to adjustment solely for capital reorganization events. The note also embodies certain traditional default provisions that are linked to credit or interest risks, such as bankruptcy proceedings, liquidation events and corporate existence. In addition, the investor is entitled to designate one member of the Company’s Board of Directors whilethe note is outstanding or the investor owns at least 1,000,000 shares. The note is conventional convertible as that term is used to evaluate embedded terms and features under current accounting standards and is, therefore, exempt from further evaluation as to the potential separation and classification of the embedded features such as the conversion option.

Concurrent with the issuance of the note, the Company entered into agreement with Richard Merkin that provides for a guaranteed post-conversion sales value of $3.00 per converted share with a monetary obligation not to exceed a fixed amount of $15,000,000, following conversion of the note, if ever, without expiration. The fixed monetary amount is settled solely by the Company’s issuance of additional shares of the Company’s common stock. The number of shares necessary to settle this contingent obligation is dependent upon future values of the Company’s common stock at times the Investor chooses to sell converted shares, if he in fact converts, and is, therefore, not determinable. The Company has concluded that this arrangement is a freestanding financial instrument subject to classification in the Company’s financial statement in liabilities at fair value both at inception and subsequently pursuant to ASC 480-10-25-14. The Company has not yet completed the initial calculation of value of this financial instrument.

On March 11, 2011, the Company issued a $500,000 face value Convertible Secured Note, due January 24, 2012, to COR Capital LLC, (“COR”) as investment advisor on behalf of the COR US Equity Income Fund for net proceeds of $500,000. The note is secured by all of the Company’s assets and accrues interest at 10% per annum, payable in cash at maturity. However, the principal amount, plus accrued interest, may be converted at the option of COR at any time during the term to maturity at a conversion price per share of $3.00, subject to adjustment for capital reorganization events and subsequent sales below $3.60 per share. The note also embodies certain traditional default provisions that are linked to credit or interest risks, such as bankruptcy proceedings, liquidation events and corporate existence. We have concluded that the embedded conversion option is not indexed to our stock due to the down-round protection features afforded to COR.  Therefore, the embedded conversion option is subject to classification in our financial statement in liabilities at fair value, both at inception and subsequently pursuant to ASC 480-10-25-14. We have not yet completed the initial calculation of value of this financial instrument.

Concurrent with the issuance of the note, the Company entered into agreement with COR that provides for a guaranteed post-conversion sales value of $3.00 per converted share with a monetary obligation not to exceed a fixed amount of $600,000, following conversion of the note, if ever, without expiration. The fixed monetary amount is settled solely by our issuance of additional shares of our common stock. The number of shares necessary to settle this contingent obligation is dependent upon future values of our common stock at times COR chooses to sell converted shares, if COR in fact converts, and is, therefore, not determinable. We have concluded that this arrangement is a freestanding financial instrument subject to classification in our financial statement in liabilities at fair value both at inception and subsequently pursuant to ASC 480-10-25-14. We have not yet completed the initial calculation of value of this financial instrument.